Exhibit 99.1

Appian Names Mark Dorsey Chief Revenue Officer

Proven executive brings over 25 years of strategic sales leadership experience to process automation industry leader

MCLEAN, VA — October 11, 2024 — Appian (Nasdaq: APPN) today announced the appointment of Mark Dorsey as Chief Revenue Officer. Dorsey will lead the company’s global sales operation to accelerate growth, including through direct sales and partnerships. He will report to Appian’s CEO, Matt Calkins.

“I’m thrilled to join Appian and collaborate with the entire team to accelerate growth,” said Mark Dorsey, Chief Revenue Officer, Appian. “I look forward to partnering with our customers to ensure their success using Appian’s trusted process automation technology to transform their organizations.”

Dorsey brings over 25 years of experience leading sales teams in cloud and SaaS companies, with executive roles at Oracle, IBM, and most recently Alteryx. At Oracle, he served as SVP of Enterprise Cloud Sales, where he was instrumental in launching Oracle’s cloud business and transitioning the sales organization from an on-premise focus to cloud-based solutions. He also led the cloud business for Oracle’s top 1,000 North American accounts, driving strategic initiatives and building long-term customer relationships. After leading the cloud team, Dorsey led the Retail Vertical, driving growth in cloud, on premise software, and hardware as the SVP of the Retail Vertical for North America. In an earlier role, Dorsey led Oracle’s Retail and Healthcare Verticals within the Technology Division for North America, where he managed sales for both sectors and oversaw key areas such as database, middleware, business intelligence, and cloud platform services.

“I’m excited to welcome Mark to Appian,” said Matt Calkins, CEO. “He’s a natural leader with a talent for creating high-performing, scalable teams.”

In addition, Appian is reaffirming its guidance for the third quarter of 2024 and full year ending December 31, 2024, previously provided in its Q2 earnings release and conference call on August 1, 2024.

About Appian

Appian is a software company that orchestrates business processes. The Appian Platform empowers leaders to design, automate, and optimize important processes from start to finish. With our industry-leading platform and commitment to customer success, Appian is trusted by top organizations to drive transformational process change. For more information, visit appian.com. [Nasdaq: APPN]

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the third quarter and full year 2024, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s AI-Powered Process platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, AI being a disruptive set of technologies that may affect the markets for Appian’s software dramatically and in unpredictable ways, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties, and additional risks and uncertainties set forth in the “Risk Factors” section of Appian’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties, and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

For more information, contact:

Valerie Verlander
Senior Manager, Media Relations, North America
valerie.verlander@appian.com